RANDY SIMPSON CPA PC

11775 South Nicklaus Rd.

Sandy, UT 84092

Phone and Fax (801) 572-3009

October 29, 2001

Michael Tan

5G Wireless Communications, Inc.

2921 North Tenaya Way, Suite 234

Las Vegas, NV 89128

702-947-4877

Dear Mr. Michael Tan,

We have been pleased to prepare and provide 5G Wireless Communications, Inc. withthe financial statement for the purpose fo public filings to the US Securities Exchange Commission.

Please feel free to contact us with any questions you may have.

Sincerely,

/s/Randy Simpson, CPA PC

Randy Simpson, CPA PC